UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2016, the board of directors (the “Board”) of RigNet, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), and a related amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) to provide that a director of the Company may be removed from office with or without cause by the affirmative vote of the holders of a majority of shares entitled to vote on an election of directors. The prior provisions only allowed removal for cause. The Company’s shareholders approved the amendment to the Certificate on May 18, 2016, and, as a result, the related amendment to the Company’s Bylaws was effective the same day.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description

3.1	Amendment to the Amended and Restated Bylaws of RigNet, Inc., effective May 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ William D. Sutton
William D. Sutton
Senior Vice President, General Counsel

Dated: May 24, 2016

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1	Amendment to the Amended and Restated Bylaws of RigNet, Inc., effective May 18, 2016.